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                                                                    EXHIBIT 23.2



INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Amendment No.1 to the Registration Statement on Form S-4 of our report for Island Holding Company, Inc. and subsidiaries dated February 15, 2002 appearing in the Registration Statement, and to the reference to us under the heading "Experts" in such Registration Statement.


DELOITTE & TOUCHE LLP

New York, New York
August 8, 2002